UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2020

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 10, 2020, the Human Capital Committee (the “Committee”) of the Board of Directors of Unum Group appointed Michael Q. Simonds as Executive Vice President, Chief Operating Officer of Unum Group (the “Company”), effective February 1, 2020. In the new role, Mr. Simonds, 46, who since July 2013 has served as an Executive Vice President of the Company and President and Chief Executive Officer of its Unum US business unit, will be responsible for optimizing business operations across the enterprise.
Prior to heading the Company’s Unum US operations, Mr. Simonds served as Senior Vice President and Chief Operating Officer, Unum US from June 2012 to June 2013. Before that, he served as Senior Vice President, Growth Operations, Unum US from July 2010 to May 2012 and as Senior Vice President and Chief Marketing Officer, Unum US from March 2008 to July 2010. Mr. Simonds originally joined a Unum Group predecessor company in 1994, left the Company in 2000 to pursue his MBA, and rejoined the Company in 2003 after working at McKinsey & Company, a global management consulting firm.
In connection with the appointment, the Committee also approved the terms of a new compensation package for Mr. Simonds. Effective February 1, 2020, his base salary will increase to $700,000 and his annual and long-term incentive targets will be set at 130% and 250% of base salary, respectively, for annual targeted total compensation of $3,360,000. For the 2020 performance year, Mr. Simonds’ incentive compensation (payable in 2021) will be prorated based on the time he spends in each position during the year.
As previously disclosed pursuant to Item 404(a) of Regulation S-K, the Company employs Charlene Glidden, who currently serves as Vice President, Customer Operations for Colonial Life and is a sister-in-law of Mr. Simonds. In 2019, she received compensation of approximately $450,121 and participated in compensation and benefit arrangements generally applicable to similarly situated employees. Beginning February 1, 2020, she will be included in Mr. Simonds’ organization and will have an indirect reporting relationship to him, but he will not be involved in decisions concerning her compensation.
A copy of the news release issued by the Company to announce Mr. Simonds’ appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release of Unum Group dated January 16, 2020, announcing the appointment of Michael Q. Simonds as Chief Operating Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: January 16, 2020	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary